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                                                                  EXHIBIT 99.2


                   PRI AUTOMATION TO ACQUIRE PROMIS SYSTEMS

- SEMICONDUCTOR MANUFACTURERS TO BENEFIT FROM INTEGRATED WAFER-FLOW SOLUTION -


BILLERICA, MA -- NOVEMBER 24, 1998 -- PRI AUTOMATION, INC. (NASDAQ: PRIA), the leader in semiconductor factory automation, today announced that it has reached a definitive agreement to acquire PROMIS SYSTEMS CORPORATION LTD. (TSE: PSW), the leading developer of Manufacturing Execution Systems (MES) for semiconductor and precision electronics manufacturers. The acquisition, which will be accounted for as a pooling of interests, is expected to be completed during the first quarter of 1999, subject to, among other things, regulatory approvals and approval of the shareholders of Promis Systems Corporation Ltd.

Under the terms of the definitive agreement, PRI will acquire Promis in a stock-for-stock acquisition. The price per share will be fixed at CDN$6.65, as long as PRI Automation's average stock price during a period prior to closing is within a specified collar. At Monday's closing prices, the exchange ratio was 0.1691 shares of PRI stock for each share of Promis stock.

In connection with the execution of the definitive agreement, Promis granted PRI a contingent option to purchase up to 19.9% of the common shares of Promis at a price of US$4.29 (CDN$6.65) per share. The option would only become exercisable if the definitive agreement is terminated in certain circumstances.

Mitch Tyson, president and chief executive officer of PRI Automation said, "The acquisition of Promis Systems significantly enhances PRI Automation's wafer flow solution. Promis Systems brings market leadership, a strong technology direction in Promis Encore!(R), and proven software management expertise. Consistent with our established strategy, we now offer the only comprehensive, integrated wafer logistics solution. This capability enables semiconductor manufacturers to further increase profitability by reducing cycle times, accelerating fab start-up, and improving manufacturing flexibility."

"We believe this transaction is the best way to maximize value for shareholders and customers of Promis Systems," said Ian McKinnon, president and chief executive officer of Promis Systems. "PRI is now extraordinarily well positioned to serve the semiconductor industry worldwide with:

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 .    Leadership customers in every segment of the market including Logic,
     Foundry/ASIC, DRAM, assembly and test

 .    Increased expertise including over 250 software professionals

 .    The only comprehensive wafer flow solution with leading products in MES,
     Automated Material Handling Systems (AMHS), Advanced Planning and Scheduling (APS), and tool automation, and

 .    An expanded direct sales and support presence in every major market worldwide.

Simply put, only PRI is able to deliver an integrated wafer logistics management system that optimizes overall factory effectiveness." Ian McKinnon will become vice president and general manager of PRI's Software Division, based in Toronto, and will be responsible for all of the company's software products, including TransNet ™, PRI's material control software, and the Leverage suite of advanced planning and scheduling software products from Interval Logic, a subsidiary of PRI. In his new role, McKinnon will report directly to Mitch Tyson.

DAN HUTCHESON, PRESIDENT OF VLSI RESEARCH commenting on the announcement stated, "This acquisition makes a lot of sense and addresses the goals regarding factory integration outlined in the 1997 SIA Roadmap. PRI has been very clear about its vision of delivering complete factory automation solutions, and the acquisition of Promis Systems supports that strategy. This is a great combination of two industry leaders, coming together to offer their customers more value."

MOVING UP THE VALUE CHAIN

PRI's integrated wafer flow solution, including Promis Systems' MES software, manages and enhances all of the manufacturing systems -- whether information or automation--from the tools to the Enterprise Resource Planning system. With access to real-time operational data through PROMIS(R) and the ability to develop workflow schedules through Leverage™ for Scheduling, PRI can now optimize wafer flows based on real-time shop floor events.

Mitchell Weiss, vice president strategy and technology, PRI Automation said, "Our strategy is to offer a comprehensive wafer logistics management system delivering `out-of-the-box' integration of MES, scheduling, planning, material control software, and automated material handling systems. By orchestrating wafer logistics for our customers, we enable them to focus on the critical issues of product and process optimization."

ABOUT PROMIS SYSTEMS


Promis Systems develops and markets manufacturing execution systems and automation solutions to semiconductor and precision electronics manufacturers worldwide. MES systems plan, monitor, automate, and control production. MES systems contain and control the key process and routing data in the factory, with its overriding mission of ensuring coordination among all the elements of manufacturing: labor, equipment, tooling (reticles, for example), processes/specifications, and materials. The PROMIS(R) software application and its modules, combined with the Promis Encore! suite of plug-and-play Windows NT products, provide a robust MES and automation framework for semiconductor and precision electronics manufacturing. Promis products are installed at over 270 of the world's leading manufacturing sites in 25 countries. The Company is headquartered in Toronto, Ontario, Canada, and maintains sales and support offices through North America, Europe, and Asia Pacific. For more information visit the Promis Systems Web site at WWW.PROMIS.COM.
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ABOUT PRI AUTOMATION

PRI Automation, Inc., headquartered in Billerica, Massachusetts, is a leading global supplier of advanced factory automation systems that enhance the competitiveness of semiconductor manufacturers and OEM process tool manufacturers. PRI is the only company to provide a tightly integrated and flexible hardware and software solution that optimizes the flow of wafers throughout the fab. The company currently has thousands of systems installed at approximately one hundred locations throughout the world.

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONCERNING THE COMPANY'S FUTURE REVENUES AND EXPENSES, MANAGEMENT'S PLANS AND OBJECTIVES FOR FUTURE OPERATIONS, THE EFFECT OF ANY CONSOLIDATION OR RESTRUCTURING OF OPERATIONS ON THE COMPANY'S FUTURE PROFITABILITY AND THE EFFECTS OF A CONTINUED DOWNTURN IN THE SEMICONDUCTOR MANUFACTURING INDUSTRY, AND OTHER MATTERS NOT LIMITED TO HISTORICAL FACTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO (I) UNCERTAINTY THAT THE ACQUISITION WILL BE COMPLETED AND THAT, IF COMPLETED, WILL PRODUCE THE BENEFITS AND SYNERGIES THAT PRI EXPECTS, (II) THE CYCLICALITY OF THE SEMICONDUCTOR INDUSTRY AND THE POSSIBILITY OF A PROLONGED DOWNTURN IN SUCH INDUSTRY, (III) UNCERTAINTIES AFFECTING ASIAN MARKETS AND CURRENCIES, (IV) THE EFFECTS OF POSSIBLE DELAYS IN THE EXPECTED TRANSITION TO 300MM WAFER TECHNOLOGY, (V) THE DIFFICULTY OF REDUCING COSTS AND EXPENSES TO THE EXTENT NECESSARY IN LIGHT OF CURRENT BUSINESS LEVELS, AND OTHER FACTORS IDENTIFIED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1997 AND ITS QUARTERLY REPORTS ON FORM 10-Q FOR FISCAL YEAR 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THIS INFORMATION.


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NOTE TO EDITORS: When referring to the Company, please use Promis Systems, or
Promis Systems Corporation. When referring to the products, please use PROMIS (all caps) and/or Promis Encore! (with exclamation point).

PROMIS and Promis Encore! are registered trademarks of Promis Systems Corporation. TransNet is a trademark of PRI Automation, Inc. Leverage and Leverage for Scheduling are trademarks of Interval Logic Corporation. All other trademarks are those of their respective owners.


For Information Contact:

PRI Automation
805 Middlesex Turnpike
Tel: 978-670-4270
FAX: 978-663-5800
Internet: info@pria.com

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